Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: December 10, 2021

/s/ James E. Thomas
JAMES E. THOMAS

THOMAS MCNERNEY & PARTNERS, L.P.

By:	Thomas, McNerney & Partners, LLC, its general partner

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

TMP NOMINEE, LLC

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

TMP ASSOCIATES, L.P.

By:	Thomas, McNerney & Partners, LLC, its general partner

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

THOMAS, MCNERNEY & PARTNERS, LLC

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

THOMAS, MCNERNEY & PARTNERS II, L.P.

By:	Thomas, McNerney & Partners II, LLC, its general partner

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

TMP NOMINEE II, LLC

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

TMP ASSOCIATES II, L.P.

By:	Thomas, McNerney & Partners II, LLC, its general partner

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

THOMAS, MCNERNEY & PARTNERS II, LLC

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager